Exhibit 10.02
FIRST AMENDMENT TO COLLABORATION AGREEMENT
     THIS FIRST AMENDMENT dated as of the 21st day of September, 2006 (the “First Amendment”) is made between Avalon Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 20358 Seneca Meadows Parkway, Germantown, Maryland 20876 (“Avalon”) and ChemDiv, Inc., a Wisconsin corporation having its principal office at 11558 Sorrento Valley Road,, San Diego, California 92121 (“ChemDiv,” and together with Avalon, the “Parties”).
     WHEREAS, ChemDiv and Avalon entered into a Collaboration agreement as of July 25, 2006 (the “Agreement”) the Parties desire to amend the Agreement.
     NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the Parties hereto mutually agree as follows:
     1. All initially capitalized terms shall have the same meaning in this First Amendment as in the Agreement unless otherwise defined in this First Amendment.
     2. The Parties agree to amend the Agreement as set forth in Paragraphs 3 & 4.
     3. Add the following Section 1.1A to Article 1 of the Agreement:
— 1.1A “Additional Compounds” means a supplemental library specified in an sd file identified in Exhibit B and separate from compounds transferred under Section 2.1(a) that is sent to Avalon by ChemDiv with the written consent of Avalon.”
     4. Add the following Section 2.4 to Article 2 of the Agreement:
— 2.4 (a) ChemDiv shall provide the Additional Library to Avalon *. Avalon shall have the right to use the Additional Library for a Project *.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     (b) Avalon agrees that it will not use the Additional Library for any purpose other than as permitted by *.
     (c) Except for Collaboration Inventions, Avalon shall own all Inventions made by or on behalf of Avalon based on work performed with the Additional Library pursuant to a Project and any and all intellectual property rights (including but not limited to Patent Rights) with respect to such Inventions as long as such Invention is applicable to a library{ies} other than the Additional Library.
     5. The Agreement is amended in accordance with Section 16.7 of the Agreement.
     6. Except as amended herein, the Agreement remains in full force and effect as originally executed.
     IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed and sealed by their duly authorized representatives as of the date first set forth above.

CHEMDIV, INC.		AVALON PHARMACEUTICALS, INC.

By:	/s/ Ronald Demuth	By:	/s/ Kenneth C. Carter, Ph.D

Name:	Ronald Demuth	Name:	Kenneth C. Carter, Ph.D.

Title:	General Manager	Title:	President and CEO

Date:	September 29, 2006	Date:	September 27, 2006

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

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